Exhibit 99.1

FOR IMMEDIATE RELEASE

Arotech Director Seymour Jones Resigns for Health Reasons; Carol J. Battershell Appointed to His Seat

As previously announced, Jon B. Kutler also joins Arotech’s Board

Ann Arbor, Michigan – February 25, 2016 – Arotech Corporation (Nasdaq GM: ARTX) announced today that Prof. Seymour Jones, a director and Chairman of Arotech’s Audit Committee, has resigned from the Board for health reasons, effective immediately. Kenneth Cappell, a current director and Audit Committee member, will become Chairman of Arotech’s Audit Committee.

“It is with real regret that we accept with understanding Sy Jones’s resignation for health reasons,” noted Arotech Executive Chairman Robert S. Ehrlich. “We hope that Sy enjoys many years of health and happiness with family, and send him our deepest gratitude for his many years of service to Arotech. We also thank Ken Cappell for taking on the role of Chairman of our Audit Committee,” said Ehrlich.

The Board appointed Carol J. Battershell to Prof. Jones’s position as a Class II director with a term expiring at Arotech’s annual meeting of stockholders in 2017. Ms. Battershell will also join Arotech’s Audit Committee.

Ms. Battershell, 54, currently serves as the Deputy Director for Energy Systems in the Office of Energy Policy and Systems Analysis (EPSA), whose role is to deliver unbiased energy analysis to the Department of Energy’s (DOE) leadership on existing and prospective energy-related policies. Ms. Battershell joined the DOE in 2008 in Energy Efficiency and Renewable Energy. She served first as a Senior Advisor with a focus on technology commercialization and then as Executive Director of Field Operations from 2010 to 2013, when she then moved to her current position with the EPSA. Prior to joining the DOE, Ms. Battershell spent 25 years in the energy industry, with BP, plc, and before that with Standard Oil (which was purchased by BP). Her last roles at BP included Vice President, Policy and Strategy for BP Alternative Energy (2005-2008), where she was instrumental in developing the strategy and business case for an $8.0 billion investment to launch and grow the new BP Alternative Energy division, and Director, BP Renewables and Alternative Fuels (2002-2005), where she directed BP’s global activities in hydrogen research, their European wind business, as well as managing BP’s green energy consulting start-up company. Additional energy industry positions have included operations and strategy roles in retail fuels marketing, strategy and financial roles in business-to-business fuels marketing, as well a corporate role in environmental policy and development roles as chief of staff to two of BP’s most senior executives. She began her career as a refinery engineer in Ohio. Ms. Battershell holds a B.S. in engineering from Purdue University in West Lafayette, Indiana, and an MBA from Case Western Reserve University in Cleveland, Ohio.

“We welcome Carol Battershell to Arotech’s Board,” stated President and CEO Steven Esses. “Carol’s many years in the energy industry, both in the private and the public sector, make her experience highly relevant to our business, and we look forward to her bringing the benefit of that experience to our Board,” concluded Esses.

Arotech also announced that, as discussed in a previous press release, Jon B. Kutler has joined Arotech’s Board, which has been expanded to eight directors. Mr. Kutler will serve as a Class I director until the Company’s annual meeting of stockholders in 2018. Mr. Kutler, 59, is currently chairman and CEO of Admiralty Partners, Inc., a private equity investment firm. After service in the U.S. Navy and nearly a decade on Wall Street, Mr. Kutler founded Quarterdeck Investment Partners, an international investment bank focused on the global aerospace and defense markets. He sold Quarterdeck to Jefferies & Company in 2002 to focus on private equity investments under Admiralty Partners. Mr. Kutler is a recognized investor, investment banker and expert in the aerospace and defense industries. Mr. Kutler has been profiled in numerous international trade and business publications and television and has been a leading voice regarding trends in the aerospace and defense sectors. He is a Trustee of the California Institute of Technology, where he serves as chairman of the Jet Propulsion Laboratory and as a member of the Technology Transfer Committee. From January 2011 until its sale in February 2016, Mr. Kutler served on the Board of Directors of TeleCommunication Systems, Inc. Mr. Kutler is a graduate of the United States Naval Academy and holds a Bachelor of Science degree in Naval Architecture. He received his Masters of Business Administration from Harvard University.

About Arotech Corporation

Arotech Corporation is a leading provider of quality defense and security products for the military, law enforcement and homeland security markets, including multimedia interactive simulators/trainers and advanced zinc-air and lithium batteries and chargers. Arotech operates two major business divisions: Training and Simulation, and Power Systems.

Arotech is incorporated in Delaware, with corporate offices in Ann Arbor, Michigan, and research, development and production subsidiaries in Michigan, South Carolina, and Israel. For more information on Arotech, please visit Arotech’s website at www.arotech.com.

Investor Relations Contacts:

Brett Maas / Rob Fink
Hayden IR
(646) 536.7331 / (646) 415.8972
ARTX@haydenir.com

Except for the historical information herein, the matters discussed in this news release include forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management’s current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, readers are cautioned not to place undue reliance on these forward-looking statements, as they are subject to various risks and uncertainties that may cause actual results to vary materially. These risks and uncertainties include, but are not limited to, risks relating to: product and technology development; the uncertainty of the market for Arotech’s products; changing economic conditions; delay, cancellation or non-renewal, in whole or in part, of contracts or of purchase orders (including as a result of budgetary cuts resulting from automatic sequestration under the Budget Control Act of 2011); and other risk factors detailed in Arotech’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and other filings with the Securities and Exchange Commission. Arotech assumes no obligation to update the information in this release. Reference to the Company’s website above does not constitute incorporation of any of the information thereon into this press release.

Important Information

AROTECH WILL FILE A PROXY STATEMENT IN CONNECTION WITH ITS 2016 ANNUAL MEETING OF STOCKHOLDERS AND ADVISES STOCKHOLDERS TO READ THAT PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain a free copy of that proxy statement and other documents (when available) that Arotech files with the Securities and Exchange Commission (the “Commission”) at the Commission’s website at http://www.sec.gov and at Arotech’s website at http://www.arotech.com. In addition, copies of the proxy materials may be requested by contacting our proxy solicitor, Alliance Advisors LLC, at (888) 991-1298 toll-free or by e-mail at artx@allianceadvisorsllc.com.

Arotech, its directors and its nominees to stand for election at its 2016 annual meeting of stockholders may be deemed to be participants in the solicitation of proxies in connection with that meeting. These persons may have interests in the solicitation by reason of their beneficial ownership of shares of Arotech’s common stock and by virtue of agreements and arrangements with Arotech. Information about the beneficial ownership of the directors (other than Carol J. Battershell and Jon B. Kutler) is available by accessing Arotech’s proxy statement filed with the Commission on March 30, 2015, as supplemented by such changes that have been or will be reflected on Forms 3, 4 and 5 filed with the Commission and that will be reflected in Arotech’s proxy statement for the 2016 annual meeting of stockholders. Ms. Battershell does not beneficially own any Arotech securities as of the date hereof. Admiralty Partners, Inc. (“API”) and certain other entities affiliated with Mr. Kutler beneficially own 1,650,700 shares of Arotech common stock. API has the right to designate one person for election to the Board for so long as API and its affiliates continue to beneficially own at least 5% of the shares of common stock outstanding. API and Messrs. Robert S. Ehrlich and Steven Esses, the Company’s Executive Chairman of the Board and President and Chief Executive Officer, respectively, also agreed separately that Messrs. Ehrlich and Esses would vote their shares of common stock in favor of any API designee nominated by the Nominating Committee of the Board of Directors of the Company for election to the Board. In addition, as disclosed in Arotech’s Current Report on Form 8-K filed February 3, 2016, API agreed to vote its shares of common stock in accordance with the instructions of Arotech’s management in certain circumstances. Arotech’s nominee for director, Rear Admiral (Ret.) James J. Quinn, who is not currently an Arotech director, has an interest in being nominated and elected as a director of Arotech, but as of the date hereof does not beneficially own any Arotech securities.